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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                                AMENDMENT NO. 1
                                      TO

                                   FORM 8-A


                      FOR REGISTRATION OF CERTAIN CLASSES
               OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



                           METRO-GOLDWYN-MAYER INC.
            (Exact name of registrant as specified in its charter)


                DELAWARE                                      95-4605850
(State of Incorporation or organization)                     (I.R.S. Employer
                                                           Identification No.)
          2500 Broadway Street
        Santa Monica, California                                 90404
  (Address of principal executive offices)                     (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [_]


       Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each Class                       Name of each Exchange on which
    to be so registered                       each class is to be registered
    -------------------                      --------------------------------

    Common Stock par                              New York Stock Exchange
    value $.01 per share


    Securities to be registered pursuant to Section 12(g) of the Act: None
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                           METRO-GOLDWYN-MAYER INC.

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          The information required by Item 202 of Regulation S-K is set forth in full under the caption "Description of Capital Stock -- Common Stock" in the Preliminary Prospectus, which was filed on September 11, 1997 with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 of Metro-Goldwyn-Mayer Inc. (Registration No. 333-35411), as amended (the "S-1 Registration Statement"), and by this reference incorporated herein and made a part hereof.

Item 2.   Exhibits.
          --------

          1. Latest Registration Statement filed pursuant to the Securities Act of 1933

               The S-1 Registration Statement is incorporated herein by reference.

          2.   Amended and Restated Certificate of Incorporation.

               Exhibit 3.1 to the S-a Registration Statement is incorporated herein by reference.

          3.   Amended and Restated Bylaws.

               Exhibit 3.2 to the S-1 Registration Statement is incorporated herein by reference.

          4. Amended and Restated Shareholders Agreement, dated as of August 4, 1997.

               Exhibit 10.24 to the S-1 Registration Statement incorporated herein by reference.

          5. Amended and Restated Investors Shareholder Agreement, dated as of August 4, 1997.

               Exhibit 10.25 to the S-1 Registration Statement is incorporated herein by reference.

          6.   Specimen Common Stock Certificate.

                                  Page 2 of 6
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       METRO-GOLDWYN-MAYER INC.


Dated:  November 7, 1997                    /s/ Robert Brada
                                       -----------------------------------
                                       By:  Robert Brada
                                       Its: Senior Vice President
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                                 EXHIBIT INDEX


Exhibit                                                         Sequentially
Number                                                          Numbered Page
-------                                                         -------------

6.        Specimen Common Stock Certificate.                    5

                                  Page 4 of 6